Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•(Form S-8 No. 333-83778) pertaining to the Chico’s FAS, Inc. Deferred Compensation Plan,
•(Form S-8 No. 333-182993) pertaining to the Chico’s FAS, Inc. 2012 Omnibus Stock and Incentive Plan,
•(Form S-8 No. 333-220286) pertaining to the Chico’s FAS, Inc. Amended and Restated 2012 Omnibus Stock and Incentive Plan,
•(Form S-8 No. 333-239543) pertaining to the Chico’s FAS, Inc. 2020 Omnibus Stock and Incentive Plan, and
•(Form S-8 No. 333-257509) pertaining to Chico’s FAS, Inc. 2021 Employee Stock Purchase Plan;

of our reports dated March 15, 2022, with respect to the consolidated financial statements of Chico’s FAS, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Chico’s FAS, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Chico’s FAS, Inc. for the fiscal year ended January 29, 2022.

/s/ Ernst & Young LLP

Tampa, Florida
March 15, 2022